Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form S-1, filed pursuant to Rule 462(b) of the Securities Act of 1933, of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated May 29, 2020, and with respect to the restatement contained within Note 2, which is dated August 10, 2020 with respect to our audit of the consolidated financial statements of fuboTV Inc. (formerly Facebank Group, Inc.) and Subsidiaries as of December 31, 2019 and for the year then ended, which appears in the Registration Statement (File No. 333-243876) of fuboTV Inc (formerly Facebank Group, Inc.) on Amendment No. 3 to Form S-1. We also consent to the reference to us under the caption “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-243876) as incorporated by reference in this Registration Statement.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois
United States of America

October 7, 2020